WALLACE SANDERS & COMPANY
                               Crosspoint Atrium
                          8131 LBJ Freeway, Suite 875
                              Dallas, Texas 75251
                                Tel 972-690-6301
                                Fax 972-669-3462



Securities and Exchange Commission
Washington, D.C. 20549



Gentlemen:

We were previously the independent accountants for Household Direct.com, Inc. and subsidiary (a development stage company), and on June 9, 2000 we reported on the consolidated financial statements of Household Direct.com, Inc. and subsidiary as of December 31, 1999 and 1998 and for the year ended December 31, 1999 and for the period from May 18, 1998 (inception) to December 31, 1998. On September 11, 2000 we informed Household Direct.com that we had merged with McGladrey & Pullen, LLP and we would no longer be the independent accountants of Household Direct.com, Inc. We have read Household Direct.com, Inc.'s statements included under Item 4 of its Form 8-K for September 22, 2000 and we agree with such statements.


/s/Wallace Sanders & Company
Wallace Sanders & Company
Dallas, Texas
September 22, 2000